Exhibit 99.1

AVX Corporation Announces Preliminary First Quarter Results

FOUNTAIN INN, S.C. – July 26, 2019 -- AVX Corporation (NYSE: AVX) today reported preliminary unaudited results for the first quarter ended June 30, 2019.

Chief Executive Officer and President, John Sarvis, stated, “We completed the first quarter of our fiscal year with net sales of $401.8 million, down 8.5% compared to the previous quarter and down 11.5% from the same quarter last year reflecting extended inventory levels in the supply chain for commodity products and a weaker global market for electronic components. Solid operating performance continued with operating profit of $58.7 million, reflecting our commitment to the sale of higher margin value-added components coupled with cost control measures we have taken to respond to current market conditions. Overall orders in the industry weakened, reflecting the higher inventory levels in the sales channel and weaker global demand. Our gross profit of $100.6 million, or 25.1 percent, reflects solid operating performance in tighter market conditions. However, our various distribution channels experienced weaker activity as inventories remain extended. The economic environment is in flux, and uncertainties with respect to international relations and trade regulations continue to put pressure on the global economy. However, we continue to be optimistic that the evolution of new electronic devices and content will create strong demand for our components and interconnect, sensing and control devices and provide growth opportunities during the remainder of the fiscal year.”

Operating profit for the three month period ended June 30, 2019 was $58.7 million compared to $68.0 million for the three month period ended June 30, 2018.

Net income for the quarter ended June 30, 2019 was $54.7 million, or $0.32 per diluted share compared to net income for the quarter ended June 30, 2018 of $56.0 million, or $0.33 per diluted share.

Chief Financial Officer, Michael Hufnagel, stated, “Our financial position remains strong with cash, cash equivalents and short-term investments in securities of approximately $790.3 million and no debt as of June 30, 2019. Our financial position allows flexibility for investments in acquisitions, materials, equipment and people to support the long-term growth of the Company. We continued to use our resources to provide value to our stockholders during the quarter by paying $19.4 million in dividends to stockholders.”

AVX, headquartered in Fountain Inn, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avx.com.

AVX CORPORATION

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	June 30,
	2018	2019
Net sales	$454,116	$401,769
Cost of sales	345,783	301,124
Gross profit	108,333	100,645
Selling, general & admin. expense	40,316	41,932
Profit from operations	68,017	58,713
Other income, net	2,753	4,496
Income before income taxes	70,770	63,209
Provision for taxes	14,807	8,532
Net income	$55,963	$54,677

Basic income per share	$0.33	$0.32
Diluted income per share	$0.33	$0.32

Weighted average common shares outstanding:
Basic	168,492	169,021
Diluted	168,964	169,478

AVX CORPORATION

Consolidated Condensed Balance Sheets

(unaudited)

(in thousands)

	March 31,	June 30,
	2019	2019
Assets
Cash and cash equivalents	$378,456	$307,471
Short-term investments in securities	434,754	482,821
Accounts receivable, net	257,491	243,917
Inventories	631,688	666,248
Other current assets	81,338	78,099
Total current assets	1,783,727	1,778,556
Property, plant and equipment, net	455,757	478,044
Goodwill and other intangibles	435,619	432,480
Other assets	138,175	159,495

TOTAL ASSETS	$2,813,278	$2,848,575

Liabilities and Stockholders' Equity
Accounts payable	$96,631	$88,940
Income taxes payable and accrued expenses	216,554	204,541
Total current liabilities	313,185	293,481
Other liabilities	115,913	127,935

TOTAL LIABILITIES	429,098	421,416

TOTAL STOCKHOLDERS' EQUITY	2,384,180	2,427,159

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,813,278	$2,848,575

This Press Release contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Press Release are forward-looking. The forward-looking information may include, among other information, statements concerning our outlook for fiscal year 2020, overall volume and pricing trends, potential for future growth, cost reduction and acquisition strategies and their anticipated results, expectations for research and development, and capital expenditures. There may also be other statements of expectations, beliefs, outlook, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect management's expectations and are inherently uncertain. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by the forward-looking statements for a variety of reasons, including without limitation, changes in the global economy or the economy of any locality in which we conduct business; changes in general industry and market conditions or regional growth or declines; loss of business from increased competition; higher raw material costs or raw material shortages; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; market acceptance of our new products; possible adverse results of pending or future litigation or infringement claims; our ability to realize expected synergies from acquired businesses; our ability to protect our intellectual property rights; negative impacts of environmental investigations or other governmental investigations and associated litigation; tax assessments by governmental authorities and changes in our effective tax rate; dependence on and relationships with customers and suppliers; and other risks and uncertainties discussed in our Annual Report on Form 10-K for fiscal year ended March 31, 2019. Forward-looking statements should be read in context with, and with the understanding of, the various other disclosures concerning the Company and its business made elsewhere in this Press Release as well as other public reports filed by the Company with the SEC. You should not place undue reliance on any forward-looking statements as a prediction of actual results or developments.

Any forward-looking statements by the Company are intended to speak as of the date thereof. We do not intend to update or revise any forward-looking statement contained in this Press Release to reflect new events or circumstances unless and to the extent required by applicable law. All forward-looking statements contained in this Press Release constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and, to the extent it may be applicable by way of incorporation of statements contained in this Press Release by reference or otherwise, Section 27A of the United States Securities Act of 1933, each of which establishes a safe-harbor from private actions for forward-looking statements as defined in those statutes.

Contact:

AVX Corporation, Fountain Inn

Michael Hufnagel

864-967-9351

investor.relations@avx.com